AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999



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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                             ---------------------------

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): July 16, 1999


                           CHANDLER INSURANCE COMPANY, LTD.
                (Exact name of registrant as specified in its charter)


                                    Cayman Islands
                     (State or jurisdiction of incorporation)


                   0-15286                                N/A
           (Commission File Number)        (IRS Employer Identification No.)
           5th Floor Anderson Square
                 P.O. Box 1854
      Grand Cayman, Cayman Islands B.W.I.                 N/A
   (Address of principal executive offices)            (Zip Code)

   Registrant's telephone number, including area code:  (345) 949-8177


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   Item 5.  Other Events
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            On July 16, 1999, Chandler Insurance Company, Ltd. announced that its subsidiary Chandler (U.S.A.), Inc. ("Chandler USA") has completed a public offering of $24 million principal amount of senior debentures with a maturity date of July 16, 2014. The debentures were priced at $1,000 each with an interest rate of 8.75% and are redeemable by Chandler USA on or after July 16, 2009 without penalty or premium. The debentures have been approved for listing on the American Stock Exchange. Standard
            & Poor's has assigned the debentures a rating of "BBB". The proceeds to Chandler USA before expenses but after the underwriter's discount were $23.16 million. The proceeds of the offering were used to repay existing bank debt, to repay amounts owed by Chandler USA to its parent Chandler Insurance (Barbados), Ltd. (which is a subsidiary of Chandler Insurance Company, Ltd.), and for general corporate purposes.

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                                      SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


                                      CHANDLER INSURANCE COMPANY, LTD.

   Date: July 19, 1999                By:  /s/ W. Brent LaGere
                                           --------------------------
                                           W. Brent LaGere
                                           Chairman of the Board, President and
                                           Chief Executive Officer
                                           (Principal Executive Officer)